UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2005

INDYMAC BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-08972	95-3983415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Lake Avenue, Pasadena, California 91101-7211
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (800) 669-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On March 30, 2005, the Management Development and Compensation Committee of the Board of Directors of IndyMac Bancorp approved the parameters for the incentive compensation plans (bonus plans) for 2005 for S. Blair Abernathy, Executive Vice President, Investment Portfolio, Whole Loans and MBS, and Richard H. Wohl, Senior Executive Vice President and Chief Executive Officer, IndyMac Mortgage Bank. Mr. Abernathy’s and Mr. Wohl’s annual incentive plans are made under the IndyMac Bancorp 2002 Incentive Plan, as Amended and Restated.

     The amount of incentive compensation payable to each of Mr. Abernathy and Mr. Wohl is based upon the achievement of certain objective business metrics related to each executive officer’s role with IndyMac. The incentive compensation earned by each of Mr. Abernathy and Mr. Wohl will depend on the extent to which actual performance meets, exceeds, or falls short of the applicable performance goals, with 2004’s bonus amount being the midpoint for 2005 bonus opportunities. The performance goals for 2005 are based on increases from the prior fiscal year’s net income and return on equity relating to business segments under each officer’s supervision.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC.
Date: April 5, 2005	By:	/s/ Michael W. Perry
Michael W. Perry
Chairman and Chief Executive Officer